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                                                                      EXHIBIT 99

                                                       FIRSTBANCORPORATION, INC.
                                                               SUBSCRIPTION FORM
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                               NUMBER OF SHARES
Fill in the number of shares you wish to purchase and the total amount due. No fractional shares will be issued. Stockholders as of the close of business on _______ __, 1998 ("Rights Holders") have the non-transferable right to subscribe for up to a maximum of one additional share of Common Stock for every seven shares owned as of the close of business on _________ __, 1998 ("Record Date"). All other persons may subscribe for up to $100,000 of Common Stock (5,555 shares), but no fewer than 50 shares of Common Stock.

                               METHOD OF PAYMENT
Check the appropriate boxes that show how you wish to pay for the stock. If paying by check or money order, make it payable to "FirstBancorporation, Inc." Cash will be accepted only if hand delivered to _______________________.

                              STOCK REGISTRATION
Print the name(s) in which you want the stock registered. If you are a Rights Holder, to protect your rights over other purchasers as described in the Prospectus, you must take ownership in at least one of the registered owners' names. Subscription rights are nontransferable. Enter the Social Security Number (or Tax ID Number) of one registered owner; only one number is required. See the reverse side of this form for registration guidelines.

                               NASD AFFILIATION
The NASD's Interpretation with respect to Free Riding and Withholding restricts the sale of certain initial public offerings to certain NASD members, affiliates and family members. For an exemption from these restrictions, such persons must comply with the following conditions: (i) to not sell or transfer the shares for a period of three months following issuance and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor. By signing this Stock Order Form, you are certifying that you will comply with applicable NASD regulations.

                             TELEPHONE INFORMATION
Please enter the daytime telephone number where you may be contacted in the event we cannot execute your order as given.

                         STOCK OWNERSHIP VERIFICATION
If you were a stockholder as of the close of business on the Record Date (______ __, 1998), indicate the number of shares you owned on that date in order to insure proper identification of your purchase right or preference.

                                ACKNOWLEDGMENT
Please read the acknowledgement statement carefully and sign on the signature line. When purchasing as a custodian, corporate officer, etc., add your full title to your signature. Enter the Social Security number (or Tax ID number) of the registered owner and date the form; only one number is required.

The Offering will expire at __:__ _.m., Eastern Time, on _________, __, 1998, unless extended by FirstBancorporation. This order form must be properly completed and received by _______________ with full payment prior to the expiration date.


              Number                Purchase            Total
             of Shares               Price              Amount

           ______________    X       $18.00     =    $___________


[_] Enclosed is check or money order payable to "FirstBancorporation, Inc."

[_] Cash (hand delivered only).


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               Name(s) in which your stock is to be registered

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               Name(s) in which your stock is to be registered

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                                    Address

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City                                 State                             Zip Code

[_] Individual                      [_] Joint Tenants
[_] Tenants in Common               [_] Uniform Gifts to Minors
[_] Other
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Are you an officer, director, general partner, employee or agent of a National
Association of Securities Dealers, Inc. ("NASD") member firm or related to such person?

[_] Yes            [_] No

Daytime Phone (    )
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Were you a stockholder of FirstBancorporation as of the close of business on
________ __, 1998

[_] Yes            [_] No

Number of shares held as of ______ __, 1998: _________.

I acknowledge receipt of the Prospectus dated _____ __, 1998 and the provisions therein and understand that after delivery of this subscription form, this subscription may not be modified or revoked. I certify that this order is for the above account only and under penalties of perjury, I certify that the Social Security or Taxpayer ID number given below is correct. I further certify that this subscription does not violate purchase limitations set forth more fully in the Prospectus.

I acknowledge that the common stock offered is not a savings or deposit account and is not insured or guaranteed by the FDIC or any other government agency.


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Signature                                                       Date


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Additional Signature (if required)                              Date


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                       Social Security No. or Tax ID No.

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                       GUIDELINES FOR REGISTERING STOCK

For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of your Stock Certificates(s). If you have any questions, please consult your legal advisor.

      Stock ownership must be registered in one of the following manners:
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INDIVIDUAL:    Avoid the use of two initials.  Include the first given name, middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights such as "special account", "single man", "personal property", etc.
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JOINT:         Joint ownership of stock by two or more persons shall be
               inscribed on the stock certificate with one of the following types of joint ownership. Names should be joined by "and"; do not connect with "or". Omit titles such as "Mrs.", "Dr.", etc.

               JOINT TENANTS--Joint Tenancy with Right of Survivorship and not as Tenants in Common may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s).

               TENANTS IN COMMON--Tenants in Common may be specified to identify two or more owners. When stock is held as tenancy in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form of ownership.
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UNIFORM GIFT   Stock may be held in the name of a custodian for a minor under the Uniform Gifts to Minors laws of the individual states. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation of custodian is "CUST", while the description "Uniform Gifts to Minors Act" is abbreviated "UNIF GIFT MIN ACT." Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John P. Jones under the South Carolina Uniform Gift to Minors Act will be abbreviated:

                         JOHN P. JONES CUST SUSAN A. JONES
                         UNIF GIFT MIN ACT SC
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FIDUCIARIES:   Stock held in a fiduciary capacity must contain the following:

               1.   The name(s) of the fiduciary--
                    .   If an individual, list the first given name, middle
                        initial, and last name
                    .   If a corporation, list the corporate title.
                    .   If an individual and a corporation, list the
                        corporation's title before the individual.

               2.   The fiduciary capacity--
                    .   Administrator           .   Conservator
                    .   Committee               .   Executor
                    .   Trustee                 .   Personal Representative
                    .   Custodian

               3. The type of document governing the fiduciary relationship. Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

               4. The date of the document governing the relationship. The date of the document need not be used in the description of a trust created by a will.

               5.   Either of the following:
                                The name of the maker, donor or testator or The name of the beneficiary
                                Example of Fiduciary Ownership
                                    JOHN D. SMITH, TRUSTEE FOR TOM A. SMITH
                                      UNDER AGREEMENT DATED (Date)